UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 31, 1996
                                                 -------------------------------

                           MONTEREY HOMES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Maryland                         1-9977                   86-0611231
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)



   6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona           85250
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code   (602) 998-8700
                                                     --------------


                    Homeplex Mortgage Investments Corporation
          5333 North Seventh Street, Suite 219, Phoenix, Arizona 85014
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Items 1 and 2.    Change of Control and Acquisition or Disposition of Assets.

         On December 23, 1996, the shareholders of Homeplex Mortgage Investments Corporation, now known as Monterey Homes Corporation (the "Company"), approved the merger (the "Merger") of Monterey Homes Construction II, Inc., an Arizona corporation ("MHC II"), and Monterey Homes Arizona II, Inc., an Arizona corporation ("MHA II"), with and into the Company. MHC II and MHA II were privately owned homebuilders with operations in Phoenix, Scottsdale and Tucson, Arizona. The Merger was effective as of the close of business on December 31, 1996, and was completed pursuant to the terms of an Agreement and Plan of Reorganization, dated September 13, 1996, by and among the Company, MHC II, MHA II and William W. Cleverly and Steven J. Hilton, the shareholders of MHC II and MHA II (the "Merger Agreement").

         Upon consummation of the Merger, the Company's name was changed to Monterey Homes Corporation and the Company's New York Stock Exchange ticker symbol was changed to MTH. In addition, a one-for-three reverse stock split of the Company's issued and outstanding Common Stock, $.01 par value per share, was effected. Except as otherwise indicated, the share information contained herein reflects the one-for-three reverse stock split.

         Under the terms of the Merger Agreement, the Company issued 642,971 shares of its Common Stock to each of William W. Cleverly and Steven J. Hilton (the "Exchange Shares"). Each of Messrs. Cleverly and Hilton also may acquire up to 133,333 shares of Common Stock if certain stock price targets are achieved (the "Contingent Shares"). In addition, Messrs. Cleverly and Hilton each were granted options to purchase 166,667 at an exercise price of $5.25 (the "Option Shares"). Messrs. Cleverly and Hilton now beneficially own approximately 28.5% of the Company's issued and outstanding Common Stock. The Company financed the Merger by issuing shares of Common Stock.

         Concurrently with the Merger, William W. Cleverly was elected to serve as Chairman of the Board of Directors and Co-Chief Executive Officer of the Company and Steven J. Hilton was elected to serve as a Director, President and Co-Chief Executive Officer of the Company. The Company's Board of Directors now consists of William W. Cleverly, Steven J. Hilton, Alan Hamberlin, the former Chairman of the Board of Directors of the Company, and two new outside directors, Robert G. Sarver and C. Timothy White. The Company issued a press release describing the Merger, a copy of which is attached hereto as Exhibit 99.

         As a result of the Merger, William W. Cleverly and Steven J. Hilton may be deemed to have acquired control of the Company. Prior to the Merger, no person owned more than 9.8% of the Company's Common Stock because the Company's charter prohibited persons from owning 9.8% or more of the Company's Common Stock. Such ownership restriction was necessary to preserve the Company's status as a Real Estate Investment Trust (a "REIT"). Because the Company's REIT status was terminated as a consequence of the Merger, the 9.8% ownership restriction is no longer necessary. However, to preserve the net operating loss carryovers, capital loss carryovers and built-in losses to which the Company is entitled, the Company's charter has been amended to prohibit persons from acquiring 4.9% or more of the Company's Common Stock. Persons who owned more than 4.9% on the date of the Merger are permitted to keep the shares of the Company's Common Stock that they owned on the date of the Merger, but are prohibited from increasing their respective ownership interests in the Company. Further, this 4.9% ownership restriction does not apply to the acquisition by Messrs. Cleverly and Hilton of the Exchange Shares, the Contingent Shares and the Option Shares. The 4.9% ownership restriction will have the effect of impeding any future change of control of the Company.

         The Company anticipates that it will incur approximately $780,000 of transaction costs in connection with the Merger which will be capitalized and accounted for as a component of the purchase price for MHC II and MHA II and approximately $300,000 of additional transaction costs, consisting of certain change of control and severance payments, which will be expensed in the quarter ended December 31, 1996. In addition, as a result of the Merger, the Company will incur goodwill in the approximate amount of $1,686,000 which will amortized on a straight line basis over 20 years and will adversely affect the Company's net income. MHC II and MHA II anticipate that they will incur approximately $516,000 of transaction costs associated with the Merger which will be expensed by MHC II and MHA II in the quarter ended December 31, 1996.


Item 4.           Changes in Registrant's Certifying Accountant.

         On January 14, 1997, the Company's Board of Directors decided to dismiss its current independent accountants, Ernst & Young LLP, and to replace them with KPMG Peat Marwick LLP. KPMG Peat Marwick LLP served as the independent accountants for MHC II and MHA II prior to the Merger described above. KPMG Peat Marwick LLP will perform the audit of the Company's financial statements for the year ended December 31, 1996.

         Ernst & Young LLP rendered unqualified reports with respect to the financial statements of the Company for the two fiscal years ended December 31, 1995 and 1994. In addition, during the two fiscal years ended December 31, 1995 and 1994 and the subsequent period from December 31, 1995 (the date of the Company's last audited financial statements) to January 14, 1997 (the date Ernst & Young LLP was dismissed as the Company's independent accountants), there were no disagreements between the Company and Ernst & Young LLP with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 7.           Financial  Statements,  Pro Forma  Financial  Information  and
                  Exhibits.

   (a)            Financial Statements.
                  ---------------------

MHC II's and MHA II's Combined Balance Sheets as of December 31, 1995 and 1994, as well as their Combined Statements of Earnings and Cash Flows for each of the periods in the three-year period ended December 31, 1995 are incorporated by reference to the Registration Statement on Form S-4 filed by Homeplex Mortgage Investments Corporation on November 12, 1996 (File No. 333-15937). MHC II's and MHA II's Unaudited Combined Balance Sheet as of September 30, 1996 and Unaudited Combined Statements of Earnings and Cash Flows for the nine-month periods ended September 30, 1996 and 1995 are set forth below.

                           INDEX TO INTERIM UNAUDITED

                          COMBINED FINANCIAL STATEMENTS

                                 MONTEREY HOMES




Unaudited Combined Balance Sheets as of  September 30, 1996
and December 31, 1995 ........................................................ 6


Unaudited Combined Statements of Earnings for the Three
and Nine Months Ended September 30, 1996 and 1995..............................7


Unaudited Combined Statements of Cash Flows for the
Nine Months Ended September 30, 1996 and 1995..................................8


Notes to Unaudited Combined Financial Statements...............................9

                                 MONTEREY HOMES
                             Combined Balance Sheets


                                                                       September 30,        December 31,
                                                                           1996                 1995
                                                                     -----------------    -----------------
                                                                        (Unaudited)
ASSETS
Cash and cash equivalents                                                 $2,386,436            4,959,930
Real estate under development                                             44,495,598           33,929,278
Receivables                                                                  559,924              790,823
Option deposits                                                              493,500            1,694,908
Property and equipment, net                                                  202,766              244,484
Other assets                                                               1,084,077            1,034,661
                                                                     -----------------    -----------------
Total assets                                                             $49,222,301           42,654,084
                                                                     =================    =================
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Accounts payable                                                       $3,159,573            4,589,325
   Accrued liabilities                                                       882,926              824,055
   Home sale deposits                                                      5,326,359            3,816,659
   Notes payable:
     Construction, A & D and working capital notes                        31,684,335           16,315,568
     Subordinated debt                                                     8,000,000            8,000,000
                                                                     -----------------    -----------------
Total liabilities                                                         49,053,193           33,545,607
                                                                     -----------------    -----------------
Shareholders' equity:
   Common stock                                                                4,810                4,810
   Paid in capital                                                             8,517                8,517
   Retained earnings                                                         155,781            9,095,150
                                                                     -----------------    -----------------
   Total shareholders' equity                                                169,108            9,108,477
                                                                     -----------------    -----------------
   Total liabilities and shareholders' equity                            $49,222,301           42,654,084
                                                                     =================    =================

See accompanying notes to interim unaudited combined financial statements.

                                 MONTEREY HOMES
                       Combined Statements of Earnings
         For the Three and Nine Months ended September 30, 1996 and 1995
                                   (Unaudited)

                                                Three months ended September 30,              Nine Months ended September 30,
                                                  1996                   1995                   1996                   1995
                                          ---------------------  --------------------   ---------------------  ---------------------
     Housing revenue                           $19,419,155             13,769,873             50,910,796             40,214,322
     Land sale revenue                              --                  3,565,000                925,000              3,565,000
         Total Revenue                    ---------------------  ---------------------  ---------------------  ---------------------
                                                19,419,155             17,334,873             51,835,796             43,779,332
                                          ---------------------  --------------------   ---------------------  ---------------------
     Housing cost of sales                      16,144,516             11,341,904             43,463,390             34,392,058
     Land sale cost of sales                        --                  3,131,686                418,980              3,131,686
         Total Cost of Sales              ---------------------  ---------------------  ---------------------  ---------------------
                                                16,144,516             14,473,590             43,882,370             37,523,744
                                          ---------------------  --------------------   ---------------------  ---------------------
         Gross margin                            3,274,639              2,861,283              7,953,426              6,255,578
                                          ---------------------  --------------------   ---------------------  ---------------------
     Selling, general and administrative
     expense                                     1,390,328              1,044,933              4,127,350              3,250,506
                                          ---------------------  --------------------   ---------------------  ---------------------
         Operating earnings                      1,884,311              1,816,350              3,826,076              3,005,072
     Other income (expense)                         41,162                (20,832)                68,555                 93,059
                                          ---------------------  --------------------   ---------------------  ---------------------
         Net earnings                           $1,925,473              1,795,518              3,894,631              3,098,131
                                          =====================  ====================   =====================  =====================
         Net earnings per common share                $.95                    .89                   1.92                   1.53
                                          =====================  ====================   =====================  =====================
         Weighted average common shares
         outstanding                             2,027,776              2,027,776              2,027,776              2,027,776
                                          =====================  ====================   =====================  =====================

 See accompanying notes to interim unaudited combined financial statements.

                                 MONTEREY HOMES
                        Combined Statements of Cash Flows
              For the Nine Months ended September 30, 1996 and 1995
                                   (Unaudited)

                                                           Nine Months ended September 30,
                                                              1996                  1995
                                                         -------------         -------------
Cash flows from operating activities:
   Net earnings                                            3,894,631             3,098,131
   Adjustments to reconcile net earnings to net cash
   used in operating activities:
       Depreciation and amortization                          54,002                75,949
       Increase in real estate under construction        (10,566,320)          (17,543,208)
       (Increase) decrease in receivables                    230,899            (1,099,648)
       (Increase) decrease in option deposits              1,201,408              (447,280)
       (Increase) decrease in other assets                   (49,417)              651,250
       Decrease in accounts payable                       (1,429,752)           (1,063,188)
       Increase in accrued liabilities                        58,871               175,306
       Increase in home sale deposits                      1,509,700             2,623,349
                                                         -------------         -------------

       Net cash used in operating activities              (5,095,978)          (13,529,339)
                                                         -------------         -------------
Cash flows from investing activities:
   Purchases of property and equipment                       (12,283)              (79,481)
                                                         -------------         -------------

Cash flows from financing activities:
   Borrowings                                             41,017,859            26,205,742
   Repayment of borrowings                               (25,649,092)          (13,562,656)
   Issuance of Common Stock                                   --                     4,000
   Distributions to shareholders                         (12,834,000)           (3,994,000)
                                                         -------------         -------------
       Net cash provided by financing activities           2,534,767             8,653,086
                                                         -------------         -------------
Net decrease in cash and cash equivalents                 (2,573,494)           (4,955,734)

Cash and cash equivalents at beginning of period           4,959,930             7,398,414
                                                         -------------         -------------
Cash and cash equivalents at end of period                 2,386,436             2,442,680
                                                         =============         =============

   See accompanying notes to interim unaudited combined financial statements.

                                 MONTEREY HOMES

                 Notes to Interim Combined Financial Statements

                           September 30, 1996 and 1995

                                   (Unaudited)





 (1)   Summary of Significant Accounting Policies

       Basis of Presentation

                  The interim combined financial statements include the accounts of Monterey Homes Arizona II, Inc. (MHA II) and Monterey Homes Construction II, Inc. (MHC II), (collectively the "Company"), which are subject to common ownership. All material balances and transactions between the combined entities have been eliminated.

                  The Company began operations during 1985 with Monterey Management, Inc. (MMI) conducting all phases of the home-building activities from acquiring and developing real estate to the construction and sale of finished homes. Effective with the incorporation of Monterey Homes Corporation (MHC) on January 9, 1992, the responsibility for all marketing and selling activity was assumed by MHC. In June 1995, the Company began operations in Tucson, Arizona. Monterey Management -
       Tucson, Inc. (MM-TI) was incorporated June 1, 1995 for the purpose of performing all construction and development activity in Tucson. Monterey Homes - Tucson Corporation (MH-TC) was incorporated June 1, 1995 for the purpose of performing all sales and marketing activity in Tucson.

                  On September 11, 1996, MMI merged into MM-TI and MM-TI changed its name to Monterey Homes Construction II, Inc., and MHC merged into MH-TC and MH-TC changed its name to Monterey Homes Arizona II, Inc.

                  The Company currently conducts home building operations solely in the Phoenix and Tucson, Arizona markets, which is significantly impacted by the strength of the surrounding real estate market and level of interest rates offered on home mortgage loans. The Arizona real estate market is currently experiencing strong growth and current home mortgage interest rates are favorable for home buyers and sellers, although recent reports show a slowing in housing demand in the metropolitan Phoenix area and housing permits in the Tucson metropolitan area have remained relatively flat from 1995 to 1996. A decline in the Arizona real estate market or an increase in interest rates could have a significant impact on the Company's operating results and estimates made by management. The Company utilizes various suppliers and subcontractors and is not dependent on individual suppliers or subcontractors.

                  In the opinion of management, the unaudited interim data reflects all adjustments, consisting only of normal adjustments, necessary to fairly present the Company's financial position and results of operations for the periods presented. The results of operations for any interim period are not necessarily indicative of results to be expected for a full fiscal year.

                                 MONTEREY HOMES

                                   (Unaudited)

       Real Estate Under Development

                  Real estate under development includes undeveloped land and developed lots, homes under construction in various stages of completion and completed homes and is stated at historical cost unless expected future net cash flows (undiscounted and without interest charges) are less than such cost; in which case, the inventories would be written down to estimated fair value less costs to sell. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 121, which had no material impact on the financial statements. Costs capitalized include direct construction costs for homes, development period interest and certain common costs which benefit the entire subdivision. Cost of sales include land acquisition and development costs, direct construction costs of the home, development period interest and closing costs, and an allocation of common costs. Common costs are allocated on a subdivision by subdivision basis to residential lots based on the number of lots to be built in the subdivision, which approximates the relative sales value method. During the nine months ended September 30, 1996 and 1995 the Company incurred interest costs of approximately $2,543,000 and $1,407,000, respectively, of which approximately $2,515,000 and $1,402,000, respectively, was capitalized. Capitalized interest expensed through cost of sales was approximately $1,484,000 and $915,000 for the nine months ended September 30, 1996 and 1995, respectively. Interest paid amounted to approximately $2,284,000 and $1,082,000 during the nine months ended September 30, 1996 and 1995, respectively.

                  Deposits paid related to options to purchase land are capitalized and included in option deposits until the related land is purchased. Upon purchase of the land, the related option deposits are transferred to real estate under development.

       Deferred Subordinated Debt Costs

                  Deferred subordinated debt costs include legal, underwriting, accounting and other related costs incurred in connection with the $8,000,000 subordinated debt private placement offering issued on October 17, 1994. The costs are being amortized on a straight line basis over the term of the notes which mature October 15, 2001, and are included in other assets in the accompanying combined balance sheet.

       Revenue Recognition

                  Revenues applicable to homes sold are recognized upon the close of escrow and transfer of title. The Company requires an initial deposit with the signing of a sales contract. All deposits are recorded as home sales deposits and, upon close of escrow and transfer of title, the appropriate amount of revenue is recorded.

                                 MONTEREY HOMES

                                   (Unaudited)

       Property and Equipment, Net

                  Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years.



       Income Taxes

                  MHA II and MHC II (and their predecessors) have elected to be taxed as S Corporations for federal and state income tax purposes. As such, the liability for taxes arising from the transactions of the respective companies is the responsibility of the shareholders and no provision for income taxes has been made in the accompanying financial statements.



       Cash and Cash Equivalents

                  For purposes of the combined statements of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.



       Use of Estimates

                  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.



       Fair Value of Financial Instruments

                  Statement of Financial Accounting Standards No. 107 Disclosures about Fair Value of Financial Instruments (Statement 107), requires that a company disclose the estimated fair values for its financial instruments. Statement 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.



                  The carrying amounts of the Company's receivables, cash and cash equivalents, option deposits, accounts payable, accrued liabilities and home sale deposits approximate their estimated fair values because of the short maturity of these assets and liabilities. The carrying amount of the Company's notes payable approximate fair value because the notes are at interest rates comparable to market rates based on the nature of the loans, their terms and the remaining maturity. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, these fair value estimates are not necessarily indicative of the amounts the Company would pay or receive in actual market transactions.

                                 MONTEREY HOMES

                                   (Unaudited)

       Reclassifications

             Certain December 31, 1995 amounts have been reclassified to conform with the September 30, 1996 financial statement presentation.


(2)    Real Estate Under Development

          The components of real estate under development at September 30, 1996 and December 31, 1995 are as follows:

                                              September 30,       December 31,
                                                 1996                1995
                                           -----------------  ------------------

       Homes in production                 $   25,591,167         21,064,718
       Land held for future development        18,904,431         12,864,560
                                           -----------------  ------------------

                                           $   44,495,598         33,929,278
                                           =================  ==================



(3)    Property and Equipment

          Property and equipment consists of the following at September 30, 1996 and December 31, 1995:

                                             September 30,       December 31,
                                                 1996                1995
                                           -----------------  ------------------

          Computer equipment               $      159,187            147,811
          Vehicles                                 37,794             88,594
          Furniture and equipment                 255,464            229,423
                                           -----------------  ------------------
                                                  452,445            465,828
          Less accumulated depreciation           249,679            221,344
                                           -----------------  ------------------

                                           $      202,766            244,484
                                           =================  ==================

                                 MONTEREY HOMES

                                   (Unaudited)

(4)    Notes Payable

             Notes payable consist of the following at September 30, 1996 and December 31, 1995:

                                                                                   September 30,         December 31,
                                                                                       1996                  1995
                                                                                 -----------------    ------------------
             Various  construction notes to banks,  original  maturities of less than one year,  interest  approximating prime (8.25% at September
               30, 1996 and 8.5% at December 31, 1995) plus .5% to 1.0%, payable at the  earlier of close of escrow or maturity  date,  secured by first  deeds  of trust on land  and  personal  guarantees  of the shareholders and a spouse of one of the shareholders.
                                                                                  $   13,725,629            9,032,246


             Various  acquisition  and  development and working capital notes to banks maturing on dates from May 1997 to December 1999,  interest ranging  from  prime  (8.25% at  September  30,  1996 and 8.5% at
               December  31,  1995) plus .5% to 1%,  payable  at the  earlier of funding of  construction  financing or maturity date,  secured by first deeds of trust on land and/or  personal  guarantees  of the shareholders and a spouse of one of
               the shareholders.                                                      17,921,745            7,012,737

             Senior  subordinated  notes  payable to private  investment  group, maturing  October  15,  2001,  annual  interest  of 13%,  payable semi-annually, principal payable at
               maturity date, unsecured.                                               8,000,000            8,000,000

             Other                                                                        36,961              270,585
                                                                                 -----------------    ------------------

                                                                                  $   39,684,335           24,315,568
                                                                                 =================    ==================

       The principal payment requirements on notes payable as of September 30, 1996 are as follows:

                        1996                                 $   10,090,604
                        1997                                     17,128,365
                        1998                                      4,465,366
                        1999                                              -
                        2000 and thereafter                       8,000,000
                                                             ------------------

                                                             $   39,684,335
                                                             ==================

                                 MONTEREY HOMES

                                   (Unaudited)

                  A provision of the senior subordinated bond indenture provides the bondholders with the option to require the Company to buy back the bonds at 101% of face value upon the occurrence of a change of control. The consummation of the merger will constitute a change of control and allow the bondholders to exercise their buyback option. The Company has obtained an eighteen month deferral of this waiver from a substantial majority of the bondholders through the issuance of a consent solicitation statement.

                  Additionally, during the nine months ended September 30, 1996, management of the Company determined that certain defaults of the senior subordinated bond indenture may exist relating to excessive distributions made to the shareholders of the Company, intercompany loans made by MMI and MHC to MM-TC and MH-TC and other matters relating to the certain interpretations of the bond indenture requirements. In addition, these defaults may have cross-defaulted substantially all of the Company's other outstanding indebtedness, which could have resulted in the acceleration of such indebtedness. During September 1996 the Company received a waiver of the liquidated damages and the defaults from the note holders of the senior subordinated notes through the issuance of a consent solicitation statement.

                  Available unused commitments under lines of credit amounted to approximately $22,614,997 at September 30, 1996.


(5)    Leases

                  The  Company  leases  office   facilities,   model  homes  and
       equipment under various operating lease agreements.

                  The following is a schedule of approximate future minimum lease payments for noncancellable operating leases as of September 30, 1996:

                         1996                            $      194,266
                         1997                                   233,832
                         1998                                   210,256
                         1999                                   145,048
                                                         ------------------

                                                         $      783,402
                                                         ==================


                  Rental expense was $143,262 and $119,799 for the nine months ended September 30, 1996 and 1995, respectively.

                  The Company leases office space from a limited liability company with common ownership interest. During the nine months ended September 30, 1996 and 1995, the Company paid rent to the related party company of $127,149 and $119,799, respectively.

                                 MONTEREY HOMES

                                   (Unaudited)





(6)    Common Stock

                  Prior to 1994, shareholders' equity consisted of one class of common stock of MMI and one class of common stock of MHC. Each share of stock had an interest in the net assets of the individual Company that issued the stock.

                  On August 9, 1994, the board of directors of MHC approved an increase in the authorized shares of common stock from 1,000,000 to 10,000,000 and approved a 5,779.16-for-one stock split to shareholders of record on August 11, 1994. In addition, the board of directors authorized the issuance of one million shares of preferred stock, none of which is currently issued. Concurrent with these transactions, the par value of common stock was changed from $1 per share to no par value. However, the stated value of common shares was reduced such that there was no impact on the book value of outstanding common shares.

                  On August 9, 1994, the board of directors of MMI approved an increase in the authorized shares of common stock from 200,000 to 10,000,000 and approved a 5,812.96-for-one stock split to shareholders of record on August 11, 1994. In addition, the board of directors authorized the issuance of one million shares of preferred stock at $.01 par value per share, none of which is currently issued. Concurrent with these transactions, the stated value of the common shares was reduced from $4.07 per share to $.0007 per share, such that there was no effect on the book value of the outstanding common shares.

                  Shareholders' equity of MH-TC and MM-TI each initially consisted of one class of common stock with 1,000,000 shares authorized and 2,000 shares issued at $1 par value. Concurrently with the inter-company mergers of MHC into MHAII (formerly MH-TC) and MMI into MHCII (formerly MM-TC), the Board of Directors of MHAII and MHCII approved an increase in the authorized shares from 1,000,000 to 2,000,000 shares and approved a stock split for MHAII increasing the outstanding shares from 2,000 to 1,155,832 and for MHCII from 2,000 to 871,944. These changes had the effect of keeping the total outstanding shares of the two remaining companies the same as the four companies before the inter-company mergers. As of December 31, 1995 and September 30, 1996, the same two shareholders each held equal amounts of stock for each affiliated Company.

                  In connection with the $8,000,000 subordinated debt private placement memorandum issued on October 11, 1994 by MMI, 400,000 common stock purchase warrants were issued with each warrant being exercisable to purchase one common share of MMI stock for $6.25 per share. The warrants have no readily available public market and are exercisable only upon an initial public offering of MMI or its successor. As of September 30, 1996, virtually no value has been given to the common stock purchase warrants because no current public market exists for such warrants.


(7)    Contingencies

                  The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

                                 MONTEREY HOMES

                                   (Unaudited)







(8)    Homeplex  Merger

                  On September 13, 1996, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which the Company agreed to merge with and into Homeplex Mortgage Investments Corporation ("HPX"), a publicly traded real estate investment trust. The merger was approved by the HPX shareholders on December 21, 1996 and was consummated as of the close of business on December 31, 1996.

                  As a result of the merger, the combined entity has continued the home-building operations of the Company as its primary business and is gradually converting the assets of HPX into cash for reinvestment in the home-building business. In addition, the management of the Company is controlling the ongoing operations of the combined entity.

                  Upon consummation of the merger, the Company shareholders received distributions out of the Company equity at an amount such that the remaining equity value of the Company equaled $2,500,000, as adjusted for certain related costs. The Company shareholders and warrantholders received a number of HPX common shares equal to three times the value of the Company book equity divided by the book value per share of the HPX common stock (approximately 3,857,000 shares, subject to final accounting). The 16.5% of total shares that are issuable to the Company warrantholders are to be released upon exercise of such warrants, with all proceeds allocated to the Company shareholders. Additionally, another 131,840 shares of HPX common stock will be issued to the Company warrantholders upon exercise of the warrants. The Company shareholders may also receive an additional 668,100 shares of HPX common stock, as defined, which vest over three years, subject to (a) certain stock price objectives being met during the five years following the merger and (b) the continued employment of the Company shareholders at the time of issuance. Also, the Company shareholders received stock options for an additional 1,000,000 shares of HPX common stock which vest over three years. All references to share amounts in these Notes to Interim Combined Financial Statements do not reflect the one-for-three reverse stock split which occurred concurrently with the merger.

                  In August 1996, the Company entered into a $7,500,000 unsecured credit facility with one of its principal lenders. The proceeds from this credit facility, along with available working capital, were used, in part, to make a $9,500,000 distribution to its shareholders in September 1996, prior to entering into the Merger Agreement.

   (b)            Pro Forma Financial Information.
                  --------------------------------

                  It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than March 16, 1997.

    (c)           Exhibits.
                  ---------

    Exhibit
    Number        Description                                                             Page
    ------        -----------                                                             ----
        2         Merger Agreement described in Items 1
                   and 2 above                                                   Incorporated by reference to
                                                                                 Annex A to the Company's
                                                                                 Proxy Statement/ Prospectus
                                                                                 filed with the SEC on
                                                                                 November 13, 1996

       99.1       Press Release dated January 3, 1997                            Previously Filed

       99.2       Letter to the Company from Ernst & Young LLP                            19
                  dated January 22, 1997

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MONTEREY HOMES CORPORATION


Date: January 22, 1997              By: /s/ Larry W. Seay
                                        ----------------------------------------
                                        Larry W. Seay
                                        Vice President of Finance and
                                           Chief Financial Officer
                                        18